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                                                                 EXHIBIT 31.2(a)

I, Anthony J. Mendicino, certify that:

1. I have reviewed this Amendment No.1 on Form 10-K/A to the annual report on Form 10-K for the fiscal year ended September 30, 2003 (as amended, the "annual report") of UGI Corporation; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: June 23, 2004

                                       /s/ Anthony J. Mendicino
                                       -----------------------------------------
                                       Anthony J. Mendicino
                                       Senior Vice President - Finance and
                                       Chief Financial Officer of
                                       UGI Corporation